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                                                                       EXHIBIT 5


                                   LAW OFFICES

                            DRINKER BIDDLE & REATH LP

                       PHILADELPHIA NATIONAL BANK BUILDING
                              1345 CHESTNUT STREET
                                   SUITE 1100
                           PHILADELPHIA, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757




                                  June 24, 1998


GTECH Holdings Corporation
55 Technology Way
West Greenwich, RI 02817

                           RE:      GTECH HOLDINGS CORPORATION
                                    SECURITIES AND EXCHANGE COMMISSION
                                    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to GTECH Holdings Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to
(i) 2,800,000 additional shares of Common Stock of the Company, par value $0.01 per share ("Shares"), authorized for issuance upon the exercise of options granted or to be granted under the Company's 1997 Stock Option Plan (the "1997 Plan") and (ii) 50,000 Shares authorized for issuance out of treasury shares under the 1998 Non-Employee Directors' Stock Election Plan (the "1998 Plan").

         In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and the By-laws of the Company as amended through the effective date of the Registration Statement, resolutions of the Company's Board of Directors, the Plan, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate for the purpose of giving this opinion.

         In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of


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the opinion that the issuance of such Shares by the Company (i) upon the exercise of stock options properly granted under the 1997 Plan and (ii) in payment of Board Fees under the 1998 Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the 1997 Plan, or in accordance with the terms of the 1998 Plan, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ DRINKER BIDDLE & REATH LLP
                                DRINKER BIDDLE & REATH LLP


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